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                                                                   EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Kana Communications, Inc. of our report dated July 19, 1999, except as to the pooling of interests with InSite Marketing Technology, Inc. discussed in Note C which is as of December 27, 1999, relating to the financial statements of Silknet Software, Inc. which appears in the Current Report on Form 8-K/A of Kana Communications, Inc. filed on May 8, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.







/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts


January 24, 2001